UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________

FORM 8-K
_____________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2014 (August 15, 2014)

_____________________________________________

PHILLIPS EDISON - ARC GROCERY CENTER REIT II, INC.
(Exact name of registrant as specified in its charter)
_____________________________________________

Maryland	333-190588	61-1714451
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

11501 Northlake Drive
Cincinnati, Ohio 45249
(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 554-1110

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition Assets.

Lake Washington Crossing

On August 15, 2014, Phillips Edison - ARC Grocery Center REIT II, Inc. (the “Company”) purchased, through an indirect wholly-owned subsidiary, a grocery-anchored shopping center containing 118,698 rentable square feet located on approximately 13.25 acres of land in Melbourne, Florida (“Lake Washington Crossing”) for approximately $13.4 million, exclusive of closing costs. The Company funded the purchase price with proceeds from its offering. Lake Washington Crossing was purchased from WRI-SRP Lake Washington, LLC, a Delaware limited liability company, which is not affiliated with the Company, its advisor or its sub-advisor.

Currently, Lake Washington Crossing is 84% leased to 26 tenants. Publix, a market-leading grocery store chain, occupies 39,795 rentable square feet at Lake Washington Crossing. Based on the current condition of Lake Washington Crossing, the Company’s management does not believe that it will be necessary to make any significant renovations or improvements to the property. The Company’s management believes Lake Washington Crossing is adequately insured.

MetroWest Village

On August 20, 2014, the Company purchased, through an indirect wholly-owned subsidiary, a grocery-anchored shopping center containing 106,977 rentable square feet located on approximately 11.16 acres of land in Orlando, Florida (“MetroWest Village”) for approximately $18.7 million, exclusive of closing costs. The Company funded the purchase price with proceeds from its offering. MetroWest Village was purchased from Metro West (E&A), LLC, a South Carolina limited liability company, which is not affiliated with the Company, its advisor or its sub-advisor.

Currently, MetroWest Village is 94% leased to 20 tenants. Publix occupies 48,555 rentable square feet at MetroWest Village. Based on the current condition of MetroWest Village, the Company’s management does not believe that it will be necessary to make any significant renovations or improvements to the property. The Company’s management believes MetroWest Village is adequately insured.

Item 8.01. Other Events.

Press Release

On August 21, 2014, the Company issued a press release announcing its acquisition of Lake Washington Crossing and MetroWest Village. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
Exhibit No.	Description
99.1	Press Release dated August 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON - ARC GROCERY CENTER REIT II, INC.

Dated: August 21, 2014	By:	/s/ R. Mark Addy
R. Mark Addy
Co-President and Chief Operating Officer